CLYDE BAILEY, P.C.
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www.clydecpa.com                           Certified Public Accountant
clyde@clydecpa.com                         10924 Vance Jackson #404
                                           San Antonio, Texas 78230
www.clydebaileypc.com                      (210) 699-1287 (ofc)
clyde@clydebaileypc.com                    (888) 699-1287 (210)691-
2911(fax)
                                           Member: American Insitute of
                                                   CPA's
                                                   Texas Society of CPA's



Board of Directors
DrGoodTeeth.com





March 4, 2002


I consent to the use, of my report dated February 20, 2002, in the Form 10KSB on the financial statements of DrGoodTeeth.com dated December 31, 2001, included herein and to the references therein made to me.



/s/ Clyde Bailey